UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 4, 2018

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

001-37803	Southern Power Company (A Delaware Corporation) 30 Ivan Allen Jr. Blvd., N.W. Atlanta, Georgia 30308 (404) 506-5000	58-2598670
The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.     Completion of Acquisition or Disposition of Assets.
On December 4, 2018, Southern Power Company completed the sale of all of the equity interests in (i) Southern Company - Oleander LLC, the indirect owner of the Oleander Power Project in Cocoa, Florida, and (ii) Southern Company - Florida LLC, the owner of an undivided 65% interest in the Stanton Energy Center Combined Cycle Unit A located near Orlando, Florida, to 700 Universe, LLC, a subsidiary of NextEra Energy, Inc., for an aggregate cash purchase price of $203 million, subject to customary working capital adjustments.
Item 9.01.    Financial Statements and Exhibits
(b) Pro Forma Financial Information.

Unaudited pro forma condensed consolidated financial information as of September 30, 2018 and for the nine months ended September 30, 2018 and the year ended December 31, 2017 is attached hereto as Exhibit 99.1.
(d) Exhibits.

2.1
Equity Interest Purchase Agreement, dated as of May 20, 2018, by and among Southern Power Company, 700 Universe, LLC and NextEra Energy, Inc. (Designated in Form 8-K dated May 23, 2018, File No. 001-37803, as Exhibit 2(c)1.)

99.1	Unaudited pro forma condensed consolidated financial information.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2018	SOUTHERN POWER COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary